Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Board of Directors
Smith-Midland Corporation

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-124233, 333-102892 and 333-88200) of our report dated March 31, 2009, relating to the consolidated financial statements of Smith-Midland Corporation appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.

BDO Seidman, LLP

Richmond, Virginia
March 31, 2009